Exhibit 99.2

CONTACTS:

GoAmerica
Laura Kowalcyk
CJP Communications
lkowalcyk@cjpcom.com
212-279-3115 x209

AT&T
Kevin Belgrade
Media Relations
Kevin.belgrade@att.com
210 351-2162

GOAMERICA® AND AT&T TO DEMONSTRATE
FAST, EFFECTIVE 10-DIGIT INTEROPERABILITY
BETWEEN VIDEO RELAY PROVIDERS

Demo Showcases That Yesterday’s FCC Mandate is Quick to Implement

ROCKLIN, CA June 25, 2008 GoAmerica, Inc. (NASDAQ: GOAM), a provider of relay and wireless communications and professional interpreter services for deaf, hard-of-hearing, and speech-disabled persons, and AT&T today announced they would become the first companies to demonstrate a live point-to-point video call through a 10-digit numbering system described in the FCC ruling issued yesterday.

The demonstration, to occur at the National Association of the Deaf headquarters in Silver Spring, MD, will exhibit a technology solution that is relatively inexpensive and quick to implement for any relay provider.

“Delivering 10-digit numbering is a critical step in providing relay users with functionally equivalent calling services and essential emergency calling (e911) access which together have thus far been denied to online relay users,” said Kelby Brick, vice president of regulatory and strategic policy for GoAmerica, which provides relay services under the Hands On VRS®, i711.com®, and IP-Relay™ brands. “We applaud the FCC ruling which demonstrates a commitment to ensure that relay users will enjoy the same level of accessibility and safety that hearing users have had for years.”

“A hundred years ago the U.S. concluded that telephone networks for hearing persons should be interconnected to ensure easy calling between telephone users, regardless of their chosen telephone network,” said David Huntley, Senior Vice President of Customer Information Services at AT&T. “In the same way—and for the first time—relay providers are agreeing to interconnect their networks, effectively advancing the same convenience for deaf and hard of hearing callers.”

About Ten-Digit Numbering

As described in yesterday’s FCC ruling, ten-digit numbering offers to deaf and hard of hearing relay users a real, ten-digit number that can be dialed from any voice telephone to reach the intended relay user. These numbers are critical in providing users access to emergency calling services through 911. Real 10-digit numbers provided through this solution are accessible by callers from any relay provider that shares access to its user directory.

“Real ten-digit numbers eliminate the cumbersome dialing instructions and procedures required to make voice-to-video calls today,” added Brick. “If a hearing person wants to call me on my videophone, he just dials my number the same as he would for any other call. The ten-digit number will work for everyone—deaf, hard of hearing, and hearing people—and with any participating device or service.”

Broad Consumer Support

“Every relay provider should take active steps to ensure that their services are fully accessible for the community they serve,” said Nancy Bloch, executive director of the National Association of the Deaf. “I congratulate the AT&T and GoAmerica for moving ahead aggressively to establish this accessibility.”

“It’s encouraging to see group efforts to jumpstart the process to establish a telephone numbering system which will enable consumers who are Deaf, hard of hearing, or speech-disabled, to have access to enhanced 911 services,” said Sheri Farinha-Mutti, CEO of the NorCal Center on Deafness. “Lives are at stake, and we can’t afford to wait.”

Ms. Bloch and Ms. Farinha-Mutti will each take part in the 10-digit number demonstration.

Demonstration, Pricing, and Availability

GoAmerica and AT&T will demonstrate the 10-digit numbering solution on Thursday, June 26, 2008 at the headquarters of the National Association of the Deaf at 8630 Fenton Street, Suite 820 in Silver Spring, Maryland.

The demo will show two 10-digit video calls. First, Sheri Farinha-Mutti will receive a call from a hearing caller through a 10-digit number. Then, Ms. Farinha-Mutti and Nancy Bloch, each a customer of a different VRS provider, will connect through a video-to-video call using a 10-digit number.

GoAmerica anticipates it will begin distributing local 10-digit numbers to relay users for free in July.

About Telecommunications Relay Services.

TRS is a program established under the federal Americans with Disabilities Act to provide deaf and hard of hearing persons with functionally equivalent access to the public telephone network. Traditional TRS involves the use of a device called a TTY, which consists of a keyboard, modem and display screen connected to a standard telephone line. The deaf person types his or her portion of the telephone call to a relay operator, who voices the message to the hearing party and in return types the hearing party’s conversation which is read on the TTY display screen by the deaf person.

Like other forms of communication, text relay can now be accomplished more effectively using the Internet. In addition, the Internet now allows deaf and hard of hearing persons to conduct video telephone calls, thereby enabling them to use their native visual sign language through use of a sign language interpreter.

About AT&T

AT&T Inc. (NYSE: T) is a premier communications holding company. Its subsidiaries and affiliates, AT&T operating companies, are the providers of AT&T services in the United States and around the world. Among their offerings are the world’s most advanced IP-based business communications services and the nation’s leading wireless, high speed Internet access and voice services. In domestic markets, AT&T is known for the directory publishing and advertising sales leadership of its Yellow Pages and YELLOWPAGES.COM organizations, and the AT&T brand is licensed to innovators in such fields as communications equipment. As part of its three-screen integration strategy, AT&T is expanding its TV entertainment offerings.

Additional information about AT&T Inc. and the products and services provided by AT&T subsidiaries and affiliates is available at http://www.att.com.

About GoAmerica

As a result of its acquisitions, GoAmerica is the nation’s largest and second largest provider of text relay and video relay services, respectively, and provides an array of communications and interpreting services tailored to the needs of people who are deaf, hard-of-hearing, or speech-disabled. The Company’s vision is to improve the quality of life of its customers by being their premier provider of high quality, innovative communication services that break down communications barriers. For more information on the Company or its services, visit http://www.goamerica.com or contact GoAmerica directly at TTY 201-527-1520, voice 201-996-1717, Internet Relay by visiting http://www.i711.com, or video phone by connecting to hovrs.tv.

Safe Harbor

The statements contained in this news release that are not based on historical fact — including statements regarding the anticipated results of the transactions described in this press release — constitute “forward-looking statements” that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as “may”, “will”, “expect”, “estimate”, “anticipate”, “continue”, or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve risks and uncertainties, including, but not limited to: (i) our ability to integrate the businesses and technologies we have acquired; (ii) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (iii) our dependence on wireless carrier networks; (iv) our ability to respond to increased competition in the wireless data industry; (v) our ability to generate revenue growth; (vi) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; and (vii) difficulties inherent in predicting the outcome of regulatory processes. Such risks and others are more fully described in the Risk Factors set forth in our filings with the Securities and Exchange Commission. Our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements. GoAmerica is not obligated to update and does not undertake to update any of its forward looking statements made in this press release. Each reference in this news release to “GoAmerica”, the “Company” or “We”, or any variation thereof, is a reference to GoAmerica, Inc. and its subsidiaries.

“GoAmerica”, the “GoAmerica” logo, “i711”, and the “i711.com” logo, “Hands On VRS” and “Relay and Beyond” are registered trademarks of GoAmerica. “i711.com”, “IP-Relay”, and “i711 Wireless” are trademarks and service marks of GoAmerica. Other names may be trademarks of their respective owners.

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